UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2009

THESTREET.COM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR
NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 16, 2009, TheStreet.com, Inc. (the “Company”) notified The Nasdaq Stock Market (“Nasdaq”) that, due to the Company’s execution on July 13, 2009 of an amendment extending the term of a services agreement (the “Services Agreement”) with a third party (the “Vendor”) in which Martin Peretz and members of his immediate family directly and indirectly beneficially own an interest:

(i)
provided that Vendor performs the applicable services during the extended term of the Services Agreement, the aggregate payments due to Vendor in 2009 will exceed $200,000 (and this figure is expected to exceed 5% of Vendor’s consolidated gross revenues for 2009);

(ii)
in light of the foregoing, if Dr. Peretz were to be deemed a “controlling Shareholder” of Vendor as such term is used in Rule 5605(a)(2)(D) of the Nasdaq Stock Market Rules – Equity Rules – Nasdaq Listing Rules (collectively the “Rules” and each individually a “Rule”), then Dr. Peretz would be deemed no longer to be an “Independent Director” within the meaning of Rule 5605(a)(2);

(iii)
in the event that Dr. Peretz were deemed no longer to be an “Independent Director” within the meaning of Rule 5605(a)(2), the Company would no longer be in compliance with Rule 5605(b)(1) (requiring that “[a] majority of the board of directors must be comprised of Independent Directors”);

(iv)
the Company (a) does not believe that Dr. Peretz and his Family Members (as defined in Rule 5605(a)(2)) directly and indirectly control, in the aggregate, a majority of the total combined voting power of the securities of Vendor having the right to vote at an election of the board of directors of Vendor; and (b) does not believe that Dr. Peretz controls the actions of board of directors of Vendor;

(v)
at the request of the duly authorized executive officers of the Company, the Services Agreement, and amendments thereto, each were approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), of which Dr. Peretz is not a member, in advance of the Company’s execution thereof, which approval was given with knowledge that Dr. Peretz and his Family Members had a direct and indirect beneficial ownership interest in Vendor;

(vi)
Dr. Peretz did not have the authority to prevent the Company’s duly authorized executive officers from requesting the Audit Committee to approve the execution of the Services Agreement or the amendments thereto; and did not participate in, or have the authority to prevent, the Audit Committee from approving the execution of such documents;

(vii)
without conceding that Dr. Peretz should be deemed to be a “controlling Shareholder” of Vendor as such term is used in Rule 5605(a)(2)(D), and therefore no longer an “Independent Director” within the meaning of Rule 5605(a)(2), the Company has represented to Nasdaq that the Company’s decision to execute each of the Services Agreement and the amendments thereto was beyond the reasonable control of Dr. Peretz;

(viii)
as a result, the Company believes that if it is not in compliance with Rule 5605(b)(1) as a result of the above circumstances, Rule 5605(b)(1)(A) provides that the Company shall have the opportunity to regain compliance with Rule 5605(b)(1) by the earlier of its next annual shareholders meeting or July 13, 2010; and

(ix)
the Company anticipates that it will regain compliance with Rule 5605(b)(1) (to the extent it is not currently in compliance with such Rule) well in advance of such date, mostly likely through the appointment of one or more directors who will be “Independent Directors” within the meaning of Rule 5605(a)(2).

The Company’s notice to Nasdaq also indicated that, again without conceding that Dr. Peretz should be deemed to be a “controlling Shareholder” of Vendor as such term is used in Rule 5605(a)(2)(D), and therefore no longer an “Independent Director” within the meaning of Rule 5605(a)(2), the Company requested Dr. Peretz to resign from the Nominating and Corporate Governance Committee of the Company’s Board of Directors (the “Nominating and Corporate Governance Committee”) and Dr. Peretz did so on July 13, 2009, effective immediately.  Therefore, the Nominating and Corporate Governance Committee currently consists solely of “Independent Directors” within the meaning of Rule 5605(a)(2), in accordance with Rule 5605(e)(1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET.COM, INC. (Registrant)

Date: July 17, 2009	By:	/s/ Gregory Barton
Gregory Barton
Executive Vice President, Business and Legal Affairs, General Counsel & Secretary